Exhibit 99.1

News Release

CONTACTS:

Magma Design Automation Inc.

Milan G. Lazich

Vice President, Corporate Marketing

(408) 565-7706

milan.lazich@magma-da.com

Magma Reports Record Revenue and EPS for Third Quarter

Revenue of $37.3 million and Pro Forma EPS of $0.20

SANTA CLARA, Calif., Jan. 27, 2005 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results for its fiscal 2005 third quarter, ended Dec. 31, 2004.

Magma reported record revenue of $37.3 million for the quarter, compared to $31.1 million for the quarter ended Dec. 31, 2003, an increase of 20 percent.

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss for the quarter of $(0.7) million, or $(0.02) per share (basic and diluted), compared to net income of $3.8 million, or $0.09 per share (diluted), for the quarter ended Dec. 31, 2003. Magma also reported record pro forma net income of $8.4 million and record pro forma earnings per share (EPS) of $0.20 (diluted) for the third quarter of fiscal 2005, compared to pro forma net income of $6.9 million and pro forma EPS of $0.16 (diluted) for the third quarter of fiscal 2004, an increase of 22 percent. Pro forma net income excludes amortization of developed technology, miscellaneous restructuring and marketing expenses, amortization of intangibles, amortization of deferred stock compensation, impairment of investment, in-process research and development charges and tax effects of pro forma adjustments.

For the nine-month period ended Dec. 31, 2004, Magma reported revenue of $110.3 million, compared to $79.7 million for the nine-month period ended Dec. 31, 2003, an increase of 38 percent. In

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Magma Reports Record Revenue and EPS for Third Quarter	Page 2

accordance with GAAP, Magma reported net loss for the recently completed nine-month period of $(3.0) million, or $(0.09) per share (basic and diluted), compared to net income of $7.2 million, or $0.18 per share (diluted), for the nine-month period ended Dec. 31, 2003. Magma reported pro forma net income of $23.7 million, or $0.56 per share (diluted), for the nine-month period ended Dec. 31, 2004. This compares to pro forma net income of $18.1 million, or $0.44 per share (diluted), for the nine-month period ended Dec. 31, 2003, an increase of 31 percent.

Magma provides pro forma financial information to assist investors in understanding the company’s operating results and business trends. Pro forma financial data is not prepared in accordance with GAAP, and should not be viewed as an alternative to GAAP financial information. Our pro forma financial data may be materially different from pro forma measures used by other companies.

A reconciliation of our pro forma financial information to the most closely comparable GAAP financial measures is included in this press release.

“Our third quarter continued Magma’s growth in revenue for the ninth consecutive quarter,” said Rajeev Madhavan, chairman and CEO of Magma. “During the next several quarters we expect to announce new products that will further enhance our leadership over our competitors and enable us to continue that growth.”

Business Outlook

Magma’s performance in terms of orders, revenue and EPS in its quarter ended Dec. 31, 2004 was within the target ranges established during Magma’s Oct. 28, 2004 earnings call. For Magma’s fiscal 2005 fourth quarter, ending March 31, 2005, the company expects total revenue in the range of $39 million to $42 million, pro forma EPS in the range of $0.18 to $0.22 and GAAP EPS in the range of $0.00 to $0.04. A schedule showing a reconciliation of the pro forma business outlook to GAAP outlook is included in this release.

Consistent with company practice of providing financial guidance at the time of each quarterly earnings announcement, Chief Financial Officer Greg Walker will discuss Magma’s business outlook during the company’s live earnings call at 1:30 p.m. PST today. More detailed information on the company’s business outlook is available in the “Financial Disclosure Supplement” document available in the Investor Relations section of the Magma website at http://investor.magma-da.com/home.cfm.

The business outlook targets set forth in this press release and on Magma’s website represent the company’s expectations only as of the date of publication and should not be viewed as a statement about Magma’s expectations after this date. Although this information will remain available on Magma’s website for reference purposes, its continued availability does not indicate that the company is reaffirming or confirming its continued validity. By publishing this guidance, Magma has not assumed any additional obligation to update this information on any date after its publication today.

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Conference Call

Magma will discuss the financial results for the recently completed quarter, including guidance going forward, during a live earnings call today at 1:30 p.m. PST (4:30 p.m. EST). The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada: (800) 661-8947, conference ID #3274289
Elsewhere: (706) 634-2358, conference ID #3274289

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through Feb. 3, 2005. Those without Internet access may listen to a replay of the call by telephone through Feb. 3 by calling:

U.S. & Canada: (800) 642-1687, conference ID #3274289
Elsewhere: (706) 645-9291, conference ID #3274289

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section and quotations from Magma’s executives, are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; higher-than-anticipated costs in connection with recent patent litigation with Synopsys; Magma’s ability to successfully integrate recently acquired businesses and technologies; the impact of economic slowdown in our customers’ markets; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; difficulties managing the company’s expanding operations; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design

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cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark, and “The Fastest Path from RTL to Silicon” is a trademark, of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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Magma Reports Record Revenue and EPS for Third Quarter	Page 5

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$28,201	$72,684
Restricted cash	4,044	2,662
Short-term investments	8,994	—
Accounts receivable, net	31,761	34,237
Prepaid expenses and other current assets	7,457	9,588

Total current assets	80,457	119,171
Property and equipment, net	22,169	15,196
Intangibles, net	75,132	62,793
Goodwill	41,500	33,529
Long-term investments	88,793	78,158
Other assets	6,941	5,628

Total assets	$314,992	$314,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,979	$1,658
Accrued expenses	19,941	19,132
Deferred revenue, current	18,982	19,947

Total current liabilities	40,902	40,737

Convertible subordinated notes	150,000	150,000
Deferred tax liabilities	—	5,102
Other long-term liabilities	2,047	897

Total non-current liabilities	152,047	155,999

Total liabilities	192,949	196,736

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	235,122	226,586
Deferred stock-based compensation	(692)	(718)
Accumulated deficit	(110,030)	(107,063)
Accumulated other comprehensive loss	(2,360)	(1,069)

Total stockholders’ equity	122,043	117,739

Total liabilities and stockholders’ equity	$314,992	$314,475

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Magma Reports Record Revenue and EPS for Third Quarter	Page 6

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31, 2004				For the Three Months Ended December 31, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$31,663	$—		$31,663	$27,472	$—		$27,472
Services	5,643	—		5,643	3,580	—		3,580

Total revenue	37,306	—		37,306	31,052			31,052

Cost of revenue	5,579	(1,623)	A,D	3,956	4,741	(1,029)	A,D	3,712

Gross profit	31,727	1,623		33,350	26,311	1,029		27,340

Operating expenses:
Research and development	10,223	(1,161)	C,D	9,062	7,510	(157)	C,D	7,353
In-process research and development	355	(355)	F	—	200	(200)	F	—
Sales and marketing	11,043	236	B	11,279	10,038			10,038
General and administrative	4,576			4,576	2,961			2,961
Amortization of intangible assets	4,680	(4,680)	C	—	584	(584)	C	—
Amortization of stock-based compensation	362	(362)	D	—	923	(923)	D	—
Restructuring charge	259	(259)	B	—	—			—

Total operating expenses	31,498	(6,581)		24,917	22,216	(1,864)		20,352

Operating income	229	8,204		8,433	4,095	2,893		6,988

Interest and other income, net:
Interest income	551			551	691			691
Interest expense	(249)			(249)	(404)			(404)
Other income, net	473	352	E	825	379	278	E	657

Interest and other income, net	775	352		1,127	666	278		944

Income before income taxes	1,004	8,556		9,560	4,761	3,171		7,932
Income tax provision	(1,723)	566	G	(1,157)	(1,000)			(1,000)

Net income (loss)	$(719)	$9,122		$8,403	$3,761	$3,171		$6,932

Earnings (net loss) per share – basic	$(0.02)			$0.25	$0.12			$0.22

Earnings (net loss) per share – diluted	$(0.02)			$0.20	$0.09			$0.16

Shares used in calculation:
Basic	33,829			33,829	32,184			32,184

Diluted	33,829			41,749	42,035			42,035

A	Amortization of developed technology
B	Miscellaneous restructuring and marketing expenses
C	Amortization of intangibles
D	Amortization of deferred stock-based compensation
E	Impairment of investments
F	In-process research and development charges
G	Tax effect of pro forma adjustments

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Magma Reports Record Revenue and EPS for Third Quarter	Page 7

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Nine Months Ended December 31, 2004				For the Nine Months Ended December 31, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$93,830	$—		$93,830	$70,826	$—		$70,826
Services	16,433	—		16,433	8,856	—		8,856

Total revenue	110,263	—		110,263	79,682			79,682

Cost of revenue	16,131	(4,367)	A,D	11,764	11,879	(1,917)	A,D	9,962

Gross profit	94,132	4,367		98,499	67,803	1,917		69,720

Operating expenses:
Research and development	30,316	(2,843)	C,D	27,473	18,537	(358)	C,D	18,179
In-process research and development	4,364	(4,364)	F	—	200	(200)	F	—
Sales and marketing	33,989	(108)	B	33,881	25,441			25,441
General and administrative	11,656			11,656	7,798			7,798
Amortization of intangible assets	13,248	(13,248)	C	—	584	(584)	C	—
Amortization of stock-based compensation	936	(936)	D	—	6,656	(6,656)	D	—
Restructuring charge	698	(698)	B	—	—			—

Total operating expenses	95,207	(22,197)		73,010	59,216	(7,798)		51,418

Operating income	(1,075)	26,564		25,489	8,587	9,715		18,302

Interest and other income (expense):
Interest income	1,660			1,660	1,934			1,934
Interest expense	(746)			(746)	(727)			(727)
Other income (expense), net	(731)	1,016	E	285	45	1,100	E	1,145

Interest and other income, net	183	1,016		1,199	1,252	1,100		2,352

Income before income taxes	(892)	27,580		26,688	9,839	10,815		20,654
Income tax provision	(2,075)	(867)	G	(2,942)	(2,590)			(2,590)

Net income (loss)	$(2,967)	$26,713		$23,746	$7,249	$10,815		$18,064

Earnings (net loss) per share – basic	$(0.09)			$0.70	$0.23			$0.57

Earnings (net loss) per share – diluted	$(0.09)			$0.56	$0.18			$0.44

Shares used in calculation:
Basic	33,742			33,742	31,438			31,438

Diluted	33,742			42,317	41,075			41,075

A	Amortization of developed technology
B	Miscellaneous restructuring and marketing expenses
C	Amortization of intangibles
D	Amortization of deferred stock-based compensation
E	Impairment of investments
F	In-process research and development charges
G	Tax effect of pro forma adjustments

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Magma Reports Record Revenue and EPS for Third Quarter	Page 8

MAGMA DESIGN AUTOMATION, INC.

AS OF DECEMBER 31, 2004

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME

(LOSS) PER SHARE

(Unaudited)

Quarter Ending March 31, 2005

GAAP diluted net income per share	$0.00 to $0.04
Amortization of intangibles	$0.01
Amortization of acquired technology	$0.16
Amortization of deferred stock compensation	$0.01
Pro Forma diluted net income per share	$0.18 to $0.22

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